UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 22, 2019

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Nanometrics Incorporated

(Exact name of registrant as specified in its charter)

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Delaware	000-13470	94-2276314
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1550 Buckeye Drive Milpitas, California		95035
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code: (408) 545-6000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	NANO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 - Submission of Matters to a Vote of Security Holders.

On May 22, 2019, Nanometrics Incorporated held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”). The results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.

The stockholders elected Edward J. Brown Jr., Robert Deuster, Pierre-Yves Lesaicherre, Ph.D., Bruce C. Rhine, Christopher A. Seams, Timothy J. Stultz, Ph.D., and Christine A. Tsingos as directors of Nanometrics, each to serve until the next annual meeting and until his or her respective successor has been duly elected and qualified. The voting for each director was as follows:

Nominee	For	Withheld	Broker Non-Votes
Edward J. Brown, Jr.	19,967,282	452,569	2,298,937
Robert Deuster	20,132,422	287,429	2,298,937
Pierre-Yves Lesaicherre, Ph.D.	20,308,012	111,839	2,298,937
Bruce C. Rhine	19,811,281	608,570	2,298,937
Christopher A. Seams	19,962,555	457,296	2,298,937
Timothy J. Stultz, Ph.D.	20,324,441	95,410	2,298,937
Christine A. Tsingos	20,336,954	82,897	2,298,937

2.

The stockholders approved, on an advisory (non-binding) basis, the compensation paid to Nanometrics’ executive officers in 2018, as disclosed in Nanometrics’ proxy statement for the Annual Meeting, by the following vote:

For	Against	Abstain	Broker Non-Votes
20,029,046	375,922	14,883	2,298,937

3.	The stockholders ratified PricewaterhouseCoopers, LLP as Nanometrics’ independent registered public accounting firm for the fiscal year ending December 28, 2019, by the following vote:

For	Against	Abstain	Broker Non-Votes
22,532,759	175,105	10,924	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nanometrics Incorporated

Dated:	May 22, 2019	By:	/s/ Janet Taylor
Janet Taylor
General Counsel